Exhibit 99.1

Directors and Executive Officers of the Filing Parties

Set forth below is the name and present principal occupation or employment of each director and executive officer of MLINC and MetLife. MLINC is a holding company and MetLife is an insurance company. The principal business address of MLINC and MetLife is 200 Park Avenue, New York, NY 10166-0188. Unless otherwise noted, the business address of each of the directors and executive officers is c/o MetLife, Inc. Each person listed below is a citizen of the United States.

Directors

Name and Business Address	Principal Occupation or Employment

Sylvia Mathews Burwell The Bill and Melinda Gates Foundation 1551 Eastlake Avenue East Seattle, Washington 98102	President of the Global Development Program at the Bill and Melinda Gates Foundation

Burton A. Dole, Jr.	Retired Chairman of Dole/Neal LLC (privately-held energy management firm), and retired Partner and Chief Executive Officer of MedSouth Therapy Associates, LLC (rehabilitative health care)

Cheryl W. Grise	Retired Executive Vice President of Northeast Utilities (public utility holding company)

C. Robert Henrikson	Chairman, President and Chief Executive Officer, MLINC and MetLife

James R. Houghton Corning Incorporated 80 E. Market Street Suite 201 Corning, New York 14830	Chairman Emeritus and Director of Corning Incorporated (global technology)

R. Glenn Hubbard Dean’s Office Columbia Business School Uris Hall 3022 Broadway New York, New York 10027	Dean of the Graduate School of Business at Columbia University (business school)

Helene L. Kaplan Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036	Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP (law firm)

John M. Keane 2020 K Street N.W. Suite 300 Washington, DC 20006	Co-Founder and Senior Managing Director of Keane Advisors, LLC (private equity investment firm)

Name and Business Address	Principal Occupation or Employment

James M. Kilts Centerview Partners Management, LLC 16 School St. Rye, NY 10580	Partner, Centerview Partners Management, LLC (financial advisory firm)

Charles M. Leighton US SAILING 15 Maritime Drive Portsmouth, Rhode Island 02871	Executive Director of US SAILING

Hugh B. Price Brookings Institution 1775 Massachusetts Avenue, NW Washington, D.C. 20036	Senior Fellow, Brookings Institution

David Satcher Morehouse School of Medicine 720 Westview Drive SW Atlanta, Georgia 30310-1495	Director of the Satcher Health Leadership Institute and the Center of Excellence on Health Disparities at the Morehouse School of Medicine

Kenton J. Sicchitano	Retired Global Managing Partner of PricewaterhouseCoopers, LLP (assurance, tax and advisory services)

William C. Steere, Jr. Pfizer Inc. 235 East 42nd Street, 22nd Floor New York, New York 10017	Retired Chairman of the Board and Chief Executive Officer of Pfizer Inc.

Executive Officers (who are not directors)

Name	Principal Occupation or Employment

Ruth A. Fattori	Executive Vice President and Chief Administrative Officer, MLINC and MetLife

Steven A. Kandarian	Executive Vice President and Chief Investment Officer, MLINC and MetLife

James L. Lipscomb	Executive Vice President and General Counsel, MLINC and MetLife

Maria R. Morris	Executive Vice President, Technology and Operations, MLINC and MetLife

William J. Mullaney	President, Institutional Business, MLINC and MetLife

Catherine A. Rein	Senior Executive Vice President, MLINC and MetLife

William J. Toppeta	President, International, MLINC and MetLife

Lisa M. Weber	President, Individual Business, MLINC and MetLife

William J. Wheeler	Executive Vice President and Chief Financial Officer, MLINC and MetLife

GenAm Financial is a holding company. The principal business address of GenAm Financial is One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, New York 11101. GenAm Financial is a limited liability company with MetLife serving as its Manager. The directors and executive officers of MetLife are listed above.

Set forth below is the name and present principal occupation or employment of each director and executive officer of GenAm Life. GenAm Life is an insurance company. The principal business address of GenAm Life is 13045 Tesson Ferry Road, St. Louis, Missouri 63128. Unless otherwise noted, the business address for each of the directors and executive officers is c/o MetLife, Inc. Each person listed below is a citizen of the United States.

Name and Business Address	Principal Occupation or Employment

Mark K. Farrell 10 Park Avenue Morristown, New Jersey 07962	Senior Vice President, MetLife; Director, GenAm Life

James L. Lipscomb	Executive Vice President and General Counsel, MLINC and MetLife; Director, GenAm Life

William J. Mullaney	President, Institutional Business, MLINC and MetLife; Director, GenAm Life

Joseph J. Prochaska, Jr.	Executive Vice President and Chief Accounting Officer, MLINC, MetLife and GenAm Life

Catherine A. Rein	Senior Executive Vice President, MLINC and MetLife; Director, GenAm Life

Eric T. Steigerwalt	Senior Vice President and Treasurer, MLINC, MetLife and GenAm Life; Director, GenAm Life

Stanley J. Talbi	Executive Vice President, MetLife; Director, GenAm Life

Michael J. Vietri	Director, GenAm Life

Lisa M. Weber	President, Individual Business, MLINC and MetLife; Chairman of the Board, President, Chief Executive Officer and Director, GenAm Life

William J. Wheeler	Executive Vice President and Chief Financial Officer, MLINC and MetLife; Director, GenAm Life